Exhibit 99.1

Aeva Reports First Quarter 2022 Results

On track to begin Aeries II deliveries in late Q2

Developing common LiDAR-on-chip platform for industrial automation to meet growing demand and accelerate adoption

Broadened commercial reach, with first FMCW 4D LiDAR on NVIDIA DRIVE platform, new sales leadership and Asia Pacific office to accelerate momentum

MOUNTAIN VIEW, Calif., – May 4, 2022 – Aeva® (NYSE: AEVA), a leader in next-generation sensing and perception systems, today announced its first quarter 2022 results.

Key Company Highlights

•
Achieved key milestones for Aeries IITM deployment, with first units manufactured and initial system and performance validation completed
•
Strong demand for Aeries II, with deliveries on track to begin in late Q2
•
Developing common LiDAR-on-chip platform for a range of applications in industrial automation to meet growing demand and accelerate adoption
•
First FMCW 4D LiDARTM integrated on the NVIDIA DRIVE autonomous vehicle platform
•
NASA to use Aeva 4D LiDAR to navigate and map the Moon, leveraging Aeva’s same core perception platform used for automotive
•
Strengthened team with new sales leadership and Asia Pacific office to build commercial momentum across multiple applications and regions

“We continue to strengthen our position as the leader in FMCW sensing technology and expanded our commercial reach to bring next-generation perception to a growing list of applications and markets,” said Soroush Salehian, Co-Founder and CEO at Aeva. “As demand for our unique 4D LiDAR continues to increase, we look forward to first deliveries of Aeries II in late Q2 and converting additional programs towards production, while our solid balance sheet positions Aeva to continue to execute on our mission to enable perception for everything.”

First Quarter 2022 Financial Highlights

•
Cash, Cash Equivalents and Marketable Securities
o
Cash, cash equivalents and marketable securities of $414.5 million as of March 31, 2022
•
Revenue
o
Revenue of $1.1 million in Q1 2022, compared to $0.3 million in Q1 2021
•
GAAP and Non-GAAP Operating Loss*
o
GAAP operating loss of $34.1 million in Q1 2022, compared to GAAP operating loss of $20.1 million in Q1 2021
o
Non-GAAP operating loss of $28.3 million in Q1 2022, compared to non-GAAP operating loss of $15.6 million in Q1 2021
•
GAAP and Non-GAAP Net Loss per Share*
o
GAAP net loss per share of $0.15 in Q1 2022, compared to GAAP net loss per share of $0.12 in Q1 2021
o
Non-GAAP net loss per share of $0.13 in Q1 2022, compared to non-GAAP net loss per share of $0.10 in Q1 2021
•
Shares Outstanding
o
Weighted average shares outstanding of 216.0 million in Q1 2022

*Tables reconciling GAAP to non-GAAP measures are provided at the end of this release. Aeva believes that such non-GAAP measures are useful as supplemental measures of Aeva’s performance.

Conference Call Details

The company will host a conference call and live webcast to discuss results at 2:00 p.m. PT / 5:00 p.m. ET today. The live webcast and replay can be accessed at investors.aeva.com.

About Aeva Technologies, Inc. (NYSE: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving to industrial robotics, consumer electronics, consumer health, security and beyond. Aeva is transforming autonomy with its groundbreaking sensing and perception technology that integrates all key LiDAR components onto a silicon photonics chip in a compact module. Aeva 4D LiDAR sensors uniquely detect instant velocity in addition to 3D position, allowing autonomous devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on Twitter or LinkedIn.

Aeva, the Aeva logo, 4D LiDAR, Aeries, Ultra Resolution, 4D Perception, and 4D Localization are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this press release include our beliefs regarding our financial position and operating performance for the first quarter of 2022 and business objectives for 2022, along with our expectations with respect to our orders, engagements and potential engagements with third parties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the ability to maintain the listing of Aeva’s securities on the New York Stock Exchange, (ii) the price of Aeva’s securities, which may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Aeva plans to operate, variations in performance across competitors, changes in laws and regulations affecting Aeva’s business and changes in the combined capital structure, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the risk of downturns and the possibility of rapid change in the highly competitive industry in which Aeva operates, (v) the risk that Aeva and its current and future collaborators are unable to successfully develop and commercialize Aeva’s products or services, or experience significant delays in doing so, (vi) the risk that Aeva may never achieve or sustain profitability; (vii) the risk that Aeva will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (viii) the risk that Aeva experiences difficulties in managing its growth and expanding operations, (ix) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations, (x) the risk of product liability or regulatory lawsuits or proceedings relating to Aeva’s products and services, (xi) the risk that Aeva is unable to secure or protect its intellectual property; and (xii) the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics and natural disasters on Aeva’s business. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors, and for a further discussion of the material risks and other important factors that could affect our financial results, please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2021. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Investors:

Andrew Fung

investors@aeva.ai

Media:

Michael Oldenburg

press@aeva.ai

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	March 31, 2022	December 31, 2021

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$62,499	$66,810
Marketable securities	351,988	378,200
Accounts receivable, net	211	2,341
Inventory	1,926	2,063
Other current assets	8,667	9,070
Total current assets	425,291	458,484
Operating lease right-of-use assets	9,577	10,284
Property and equipment, net	7,279	5,136
Intangible assets, net	4,200	4,425
Other assets	860	859
TOTAL ASSETS	$447,207	$479,188
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,645	$4,386
Accrued liabilities	2,671	4,110
Accrued employee costs	1,109	2,196
Lease liability, current portion	2,929	2,872
Other current liabilities	234	733
Total current liabilities	13,588	14,297
Lease liability, noncurrent portion	6,702	7,455
Warrant liability	426	1,060
TOTAL LIABILITIES	20,716	22,812
STOCKHOLDERS’ EQUITY:
Common stock	22	21
Additional paid-in capital	625,567	619,841
Accumulated other comprehensive loss	(2,979)	(524)
Accumulated deficit	(196,119)	(162,962)
TOTAL STOCKHOLDERS’ EQUITY	426,491	456,376
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$447,207	$479,188

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenues:
Product	$211	$293
Professional service	926	15
Total revenues	1,137	308
Cost of revenues:
Product	920	180
Professional service (1)	455	—
Total cost of revenues	1,375	180
Gross profit (loss)	(238)	128
Research and development expenses (1)	25,315	11,379
General and administrative expenses (1)	6,872	8,217
Selling and marketing expenses (1)	1,648	659
Total operating expenses	33,835	20,255
Operating loss	(34,073)	(20,127)
Interest income	283	3
Other income, net	633	666
Net loss before taxes	(33,157)	(19,458)
Income tax provision	—	—
Net loss	$(33,157)	$(19,458)
Net loss per share, basic and diluted	$(0.15)	$(0.12)
Shares used in computing net loss per share, basic and diluted	216,017,186	163,955,593

(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenues	$136	$-
Research and development expenses	4,323	1,796
General and administrative expenses	1,229	2,696
Selling and marketing expenses	96	21
Total stock-based compensation expense	$5,784	$4,513

Aeva Technologies, Inc.
Statements of Cash Flows
(Unaudited)
(In thousands)
	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(33,157)	$(19,458)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	630	215
Change in fair value of warrant liability	(634)	(668)
Stock-based compensation	5,784	4,513
Amortization of right-of-use assets	707	223
Amortization of premium on available-for-sale securities	435	—
Changes in operating assets and liabilities:
Accounts receivable	2,130	(104)
Inventories	137	(310)
Other current assets	403	(258)
Other noncurrent assets	(1)	(296)
Accounts payable	1,890	964
Accrued liabilities	(2,335)	872
Accrued employee costs	(1,332)	(358)
Lease liability	(696)	(141)
Other current liabilities	(499)	9
Net cash used in operating activities	(26,538)	(14,797)
Cash flows from investing activities:
Purchase of property, plant and equipment	(1,283)	(669)
Purchase of available-for-sale securities	(82,284)	(53,501)
Proceeds from maturities of marketable securities	105,607	—
Net cash provided by (used in) investing activities	22,040	(54,170)
Cash flows from financing activities:
Proceeds from business combination and private offering	—	560,777
Transaction costs related to business combination and private offering	—	(47,228)
Proceeds from exercise of warrants	1	—
Proceeds from exercise of stock options	186	198
Net cash provided by financing activities	187	513,747
Net increase (decrease) in cash and cash equivalents	(4,311)	444,781
Beginning cash and cash equivalents	66,810	24,624
Ending cash and cash equivalents	$62,499	$469,405

Aeva Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited)
(In thousands, except share and per share data)

Reconciliation from GAAP to non-GAAP operating loss
	Three Months Ended March 31,
	2022	2021

GAAP operating loss	$(34,073)	$(20,127)
Stock-based compensation	5,784	4,513
Non-GAAP operating loss	$(28,289)	$(15,614)

Reconciliation from GAAP to non-GAAP net loss
	Three Months Ended March 31,
	2022	2021

GAAP net loss	$(33,157)	$(19,458)
Stock-based compensation	5,784	4,513
Change in fair value of warrant liability	(634)	(668)
Non-GAAP net loss	$(28,007)	$(15,613)

Reconciliation between GAAP and non-GAAP net loss per share
	Three Months Ended March 31,
	2022	2021
Shares used in computing GAAP net loss per share:
Basic and diluted	216,017,186	163,955,593
GAAP net loss per share
Basic and diluted	$(0.15)	$(0.12)
Stock-based compensation	0.02	0.02
Warrant liability	(0.00)	(0.00)
Non-GAAP net loss per share
Basic and diluted	$(0.13)	$(0.10)